Exhibit 10.4

SUBORDINATION AGREEMENT

1. Reference is made to that certain Second Amended and Restated Credit Agreement dated September 30, 2011 among QC Holdings, Inc., a Kansas corporation (the “Borrower”), U.S. Bank National Association, as Administrative Agent (the “Agent”), and the lenders from time to time party thereto (collectively, the “Lenders”) (as further amended, modified, renewed, extended or restated from time to time, the “Credit Agreement”). As an inducement to Agent and Lenders to enter into the Credit Agreement and to allow Borrower and its Subsidiaries to incur Subordinated Debt within the limits and on the terms specified in the Credit Agreement, the undersigned (collectively, the “Subordinate Lenders”) are entering into this Subordination Agreement (the “Agreement”) for the benefit of Agent and Lenders. For purposes of this Agreement, the following terms shall have the meanings specified below: (a) the term “Senior Indebtedness” shall mean all indebtedness, liabilities and obligations, of whatever type or character, now owed or hereafter owing by Borrower and its Subsidiaries to Agent or Lenders under the Credit Agreement and the other Loan Documents, including, without limitation, all principal, interest, fees, costs indemnification claims and expenses (including, without limitation, attorneys’ fees and expenses) for which Borrower and its Subsidiaries become liable to Agent or Lenders, and (b) the term “Subordinated Indebtedness” shall mean the outstanding principal amount of indebtedness for borrowed money now owed or hereafter owing by Borrower and its Subsidiaries to Subordinate Lenders, together with all interest that accrues thereon and all fees, collection costs and expenses and other amounts related thereto, regardless of whether such amounts are evidenced by a promissory note or other instrument, together with any renewal, extension, modification, amendment or restatement of any of the foregoing.

2. Each of the Subordinate Lenders covenants and agrees with Agent and Lenders that, except as specifically permitted under Section 10 of this Agreement, Borrower and its Subsidiaries shall not pay, and each of the Subordinate Lenders shall not demand or accept payment of or assert or seek to enforce against Borrower and its Subsidiaries, any of the Subordinated Indebtedness unless and until the Senior Indebtedness has been paid in full and all financing arrangements and commitments among Borrower and its Subsidiaries, Agent and Lenders have been terminated. Each of the Subordinate Lenders further represents and warrants that the Subordinated Indebtedness does not mature earlier than six (6) months following the Termination Date applicable to the Senior Indebtedness. The initial Termination Date of the Senior Indebtedness is September 30, 2014.

3. In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Borrower or any of its Subsidiaries or any dissolution or winding up or total or partial liquidation or reorganization of the Borrower or any of its Subsidiaries (being hereinafter referred to as a “Proceeding”), all principal and interest due upon any Senior Indebtedness shall first be paid in full before the Subordinate Lenders shall be entitled to receive or, if received, to retain any payment or distribution on account of the Subordinated Indebtedness, and upon any such Proceeding, any payment or distribution of assets of the Borrower or any of its Subsidiaries of any kind or character, whether in cash, property or securities, to which the Subordinate Lenders would be entitled except for the provisions of this Section 3 shall be paid by the Borrower or any Subsidiary or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Subordinate Lenders who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness

(pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Subordinated Lenders or any holders of the Subordinated Indebtedness. The holders of the Subordinated Indebtedness agree that in the event of a Proceeding, such holders shall not make or present claims, or vote claims, in the Proceeding except with the prior written approval of Agent. In support of their obligations under this Section 3, the Subordinated Lenders hereby pledge and grant a security interest in, the Subordinated Indebtedness (and each promissory note or other evidence thereof) to the Agent and, upon the occurrence of a Proceeding and request by Agent, will deliver the promissory notes evidencing the Subordinated Indebtedness to Agent.

4. Each of the Subordinate Lenders hereby agrees that if any payment or payments on the Subordinated Indebtedness are made to or accepted by any of the Subordinate Lenders in violation of this Agreement, such Subordinate Lender will immediately deliver all such payments to Agent in precisely the form received, with any necessary endorsement of such Subordinate Lender, as a payment on (or, at Agent’s option, as additional collateral for) the Senior Indebtedness, and until such delivery, such Subordinate Lender shall not commingle any such payments with any other funds or property of such Subordinate Lender, but shall hold such payments upon an express trust for Agent and Lenders until delivered to Agent.

5. Each of the Subordinate Lenders acknowledges and agrees that the Subordinated Indebtedness is unsecured and that each of the Subordinate Lenders will not request, accept or receive any guaranties, collateral or security for payment of the Subordinated Indebtedness until the Senior Indebtedness is paid in full and all financing arrangements and commitments among Borrower and its Subsidiaries, Agent and Lenders have been terminated.

6. Each of the Subordinate Lenders hereby represents and warrants to, and covenants and agrees with, Agent and Lenders that such Subordinate Lender has not assigned or transferred any of the Subordinated Indebtedness or any interest therein to any other person and that such Subordinate Lender will not make any assignment or transfer thereof, and any promissory note or other instrument now or hereafter evidencing all or any part of the Subordinated Indebtedness will be endorsed with a proper notice of this Agreement in form acceptable to Agent.

7. Each of the Subordinate Lenders hereby waives notice of acceptance hereof, notice of the creation of any of the Senior Indebtedness, notice of increase or change in payment or other terms of the Senior Indebtedness, the giving or extension of credit to Borrower and its Subsidiaries or the taking or releasing of guaranties, collateral or other security for the payment thereof, and hereby waives presentment, demand, protest, notice of protest or default and all other notices to which the Subordinate Lenders might otherwise be entitled.

8. Each of the Subordinate Lenders hereby represents and warrants to Agent and Lenders that as of the date hereof, no default or event of default has occurred and is continuing with respect to the Subordinated Indebtedness.

9. Each of the Subordinate Lenders hereby covenants and agrees to give the Agent prompt written notice of any default or event of default with respect to the Subordinated Indebtedness. The Agent shall use its best efforts to give the Subordinated Lenders prompt written notice of any Event of Default under the Credit Agreement.

10. Notwithstanding any provision contained in this Agreement to the contrary, until the notice specified in the following sentence is given to the Borrower and the Subordinate Lenders, Borrower and its Subsidiaries may pay to the Subordinate Lenders, and the Subordinate Lenders may accept from Borrower and its Subsidiaries, payments of accrued interest on the Subordinated Indebtedness, provided, such interest payable under the Subordinated Indebtedness does not exceed twelve percent (12%) per annum and PIK Interest, as defined in the Credit Agreement, may be issued or accrued in accordance with the terms of the Subordinated Indebtedness (collectively the “Permitted Payments”). Upon the delivery of written notice by the Agent to the Subordinate Lenders and the Borrower of the occurrence of an Event of Default under the Credit Agreement and a direction to terminate Permitted Payments, the Borrower shall not make, and the Subordinate Lenders shall not accept, any further payments of the Subordinated Indebtedness (other than issuance or accrual of PIK Interest), or interest thereon, until payment in full of the Senior Indebtedness.

11. Each of the Subordinate Lenders hereby acknowledges and agrees that the Subordinated Indebtedness may not be modified or amended without the prior written consent of Agent.

12. Notwithstanding any provision contained in this Agreement to the contrary, the Subordinate Lenders, prior to the payment in full of all of the Senior Indebtedness and the termination of all financing arrangements and commitments among Borrower and its Subsidiaries, Agent and Lenders, shall have no right to enforce payment of any of the Permitted Payments against Borrower and its Subsidiaries, or to otherwise take any action against Borrower and its Subsidiaries or any property or assets (including, without limitation, any property or assets pledged as collateral to secure any of the Senior Indebtedness) of Borrower and its Subsidiaries, without the prior written consent of Agent.

13. Any notice required by this Agreement shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested and postage prepaid, to the applicable party at the address as set forth at the end of this Agreement, or at such other address as such party may designate as his or her address for communications hereunder by notice so given. A notice given hereunder shall be deemed effective on the day on which delivered or mailed, regardless of whether the receiving party actually receives such notice.

14. Each of the Subordinate Lenders agrees to do such further acts and things and to execute and deliver such additional agreements, documents and instruments as may be necessary or as Agent may from time to time reasonably request to effect the subordination contemplated by this Agreement.

15. This Agreement shall be continuing, irrevocable and binding on the Subordinate Lenders and his or her heirs, executors, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Agent and Lenders and their respective successors and assigns.

16. In the event any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

17. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Kansas (without reference to conflict of law principles).

18. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

19. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned thereto in the Credit Agreement.

[Signatures on following page.]

IN WITNESS WHEREOF, the Subordinate Lenders has executed this Agreement this 30th day of September, 2011.

SUBORDINATE LENDERS:

/s/ Don Early
Don Early, an individual

/s/ Don Early
Don Early, Trustee of the Don Early Revocable Trust Dated December 2, 2005, as Amended and Restated

/s/ Gregory L. Smith
Gregory L. Smith, an individual

/s/ Gregory L. Smith
Gregory L. Smith ttee fbo Gregory L Smith Revocable Trust U/A/D 11-02-2002

Borrower hereby assents to the foregoing Agreement and agrees in all respects to be bound thereby and to keep, observe and perform the several matters and things therein intended of it to be done, and particularly agrees not to make any payment contrary to the foregoing Agreement. Any breach by the Subordinate Lenders or Borrower of any of the terms, provisions or conditions contained in the foregoing Agreement shall constitute an Event of Default (as defined therein) under and within the meaning of the Credit Agreement (as defined in the foregoing Agreement).

Executed this 30th day of September, 2011.

BORROWER:

QC HOLDINGS, INC.,
a Kansas corporation

	By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Address of Agent:	U.S. Bank, National Association SL-MO-T12M One U.S. Bank Plaza 7th & Washington St. Louis, Missouri 63101 Attn: Leverage Finance Group